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                                                                     EXHIBIT 23


CONSENT OF FORBUSH AND ASSOCIATES

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-69032) of SulphCo, Inc. of our report dated February 28, 2003, with respect to the consolidated financial statements of SulphCo, Inc. as of December 31, 2002 and December 31, 2001, and for each of the two years then ended, which report appears in this Annual Report (Form 10-KSB/A) for the fiscal year ended December 31, 2002.

Reno, Nevada

April 21, 2003

/S/ FORBUSH AND ASSOCIATES